EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-112378-01, 333-53633-100 and 333-36598-100) pertaining to the Weatherford International, Inc. 401(k) Savings Plan of our report dated June 25, 2013, with respect to the financial statements and schedules of the Weatherford International, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Melton & Melton L.L.P.

Houston, Texas
June 25, 2013